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                                  EXHIBIT 23.3
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated February 21, 1996, except for Note O, as to which the date is February 25, 1997, accompanying the consolidated financial statements included in the Registration Statement of TIB Financial Corp. on Form S-1 (file No. 333-24101). We hereby consent to the incorporation by reference of said report in the Registration Statement of TIB Financial Corp. on Form S-8.




                                                BRICKER & MELTON, P.A.


                                                /s/ Bricker & Melton, P.A.
                                                --------------------------

Duluth, Georgia
June 19, 1997






















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